Exhibit 99.2

CytoDyn Announces Leadership Changes to Align with Expanded Focus of

PRO 140 to Cancer and Immunological Disorders

VANCOUVER, Washington (July 12, 2018) – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company developing a novel humanized CCR5 monoclonal antibody, announces leadership changes that align with the strategic expansion of its focus with PRO 140 to cancer and immunological disorders, separately announced today.

Richard G. Pestell, M.D., Ph.D., M.B.A., F.A.C.P., F.R.A.C.P., Founder and Chief Executive Officer of ProstaGene LLC and President of the Pennsylvania Cancer and Regenerative Medicine Research Center, part of the Baruch S. Blumberg Institute, will join CytoDyn as Chief Medical Officer.

“We are very pleased to expand and strengthen our relationship with Dr. Pestell, a world leading cancer researcher, whose work has focused on the relationship between CCR5 and metastasis in breast, prostate and other cancers,” said Anthony Caracciolo, CytoDyn’s Chairman. “As we separately announced today, we have signed a non-binding letter of intent for the proposed acquisition of ProstaGene, which will form an important part of our strategic expansion of PRO 140 development into the cancer and inflammatory space.”

“Research has shown CCR5 to be an important receptor involved in tumor cell metastasis and immune cell trafficking, thus making it an interesting therapeutic target for a variety of important disease indications,” said Dr. Pestell. “Preclinical research with PRO 140, which blocks the CCR5 receptor, has shown its ability to effectively inhibit cancer cell invasiveness, and CytoDyn’s clinical studies of PRO 140 in HIV have shown the antibody to have an excellent safety and tolerability profile in humans. I am very excited to be joining the CytoDyn team to help realize the full therapeutic potential of PRO 140, in the cancer and inflammatory disease setting, as well as HIV treatment and the prevention of graft-vs-host disease.”

Other changes, also effective immediately, include the resignation of Denis R. Burger, Ph.D. as Vice Chairman and A. Bruce Montgomery, M.D. as director of the Company’s Board of Directors. Dr. Burger has also resigned as Chief Science Officer, but will continue to serve as a scientific consultant to the Company for PRO 140 HIV and non-HIV development programs. Anthony Caracciolo has resigned his operating position as Executive Chairman and will continue to serve as Chairman of the Board.

“On behalf of the CytoDyn Board and our entire organization, I’d like to express our deepest appreciation to our long-serving directors Denis Burger and Bruce Montgomery for their leadership and dedication to advancing the development of PRO 140,” said Mr. Caracciolo. “Among their many contributions, Bruce was first to recognize the significant potential value of PRO 140 in GvHD and was instrumental in advancing that program. We give special thanks to Denis for spearheading our non-HIV programs both as Vice Chair of our Board and as a member of senior management, as well as organizing our scientific advisory board.”

About Richard G. Pestell, M.D., Ph.D., FRS of Medicine, M.B.A., F.A.C.P., F.R.A.C.P.

Dr. Richard G. Pestell is the CEO of ProstaGene, a company he founded to rapidly bring to cancer patients the benefits of novel cancer metastasis therapeutics based on targeting CCR5, and novel prostate cancer diagnostic and prognostic tests. These technologies were discovered while he was Professor and Director of the Sidney Kimmel Cancer Center at Thomas Jefferson University in Philadelphia (2005-2015). Dr. Pestell is an internationally acclaimed clinician and cancer researcher. With more than 600 published works, he is ranked by Google Scholar among the top 10 in the world for oncology, breast cancer and prostate cancer research publication citations. He has received significant national and international awards for both clinical care and cancer research, has directed two National Cancer Institute (NCI)-Designated Cancer Centers (2002-2015), and has served on the advisory board of seven NCI cancer centers, and several international research centers. Since December 2016, he has been President of the Pennsylvania Cancer and Regenerative Medicine Research Center (PCARM) and Distinguished Professor, Translational Medical Research at the Baruch S. Blumberg Institute. Dr. Pestell received his M.B.B.S. from the University of Western Australia, his M.D. and Ph.D. from the University of Melbourne and completed postdoctoral clinical and research fellowships at the Massachusetts General Hospital and Harvard Medical School. He received his Executive MBA from the Stern School of Business of New York University. From 2005 to January 2015, he was Director of the Sidney Kimmel Cancer Center and was an Executive Vice President of Thomas Jefferson University, Philadelphia. He previously served as Chairman of the Department of Oncology, Director of the Lombardi Comprehensive Cancer Center and tenured Professor at Georgetown University, Washington DC.

About PRO 140

PRO 140 belongs to a new class of HIV/AIDS therapeutics – viral-entry inhibitors – that is intended to protect healthy cells from viral infection. PRO 140 is a humanized IgG4 monoclonal antibody directed against CCR5, a molecular portal that HIV uses to enter T cells. PRO 140 blocks the predominant HIV (R5) subtype entry into T cells by masking this required co-receptor, CCR5. Importantly, PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO 140 does not have agonist activity toward CCR5 but does have antagonist activity to CCL5, which is a central mediator in inflammatory diseases. PRO 140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product by the FDA. The FDA also granted orphan drug designation to PRO 140 for the prevention of graft-versus-host disease (GvHD). The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements compared with daily drug therapies currently in use.

About CytoDyn

CytoDyn is a biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of HIV infection, cancer and inflammatory diseases. The Company has one of the leading monoclonal antibodies under development for HIV infection, PRO 140, which has completed Phase 2 clinical trials with demonstrated antiviral activity in humans and is currently in Phase 3 development. PRO 140 blocks the HIV co-receptor CCR5 on T cells, which prevents viral entry. Clinical trial results thus far indicate that PRO 140 does not negatively affect the normal immune functions that are mediated by CCR5. Results from seven Phase 1 and Phase 2 human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. A recent Phase 2b clinical trial demonstrated that PRO 140 can prevent viral escape in patients during several months of interruption from conventional drug therapy. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV and to pursue cancer, inflammatory and other non-HIV indications where CCR5 and its ligand CCL5 may be involved. For more information on the Company, please visit http://www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the potential acquisition, the likelihood of closing the potential transaction, our clinical focus, and our current and proposed trials. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements, we urge you to specifically consider the various risk factors identified in our Form 10-K for the fiscal year ended May 31, 2017 in the section titled “Risk Factors” in Part I, Item 1A and in our Form 10-Q for the quarterly period ended February 28, 2018 in the section titled “Risk Factors” in Part II, Item 1A, any of which could cause actual results to differ materially from those indicated by our forward-looking statements.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the sufficiency of our cash position and our ongoing ability to raise additional capital to fund our operations, (ii) our ability to complete our Phase 2b/3 pivotal combination therapy trial for PRO 140 (CD02) and to meet the FDA’s requirements with respect to safety and efficacy to support the filing of a Biologics License Application, (iii) our ability to meet our debt obligations, if any, (iv) our ability to identify patients to enroll in our clinical trials in a timely fashion, (v) our ability to achieve approval of a marketable product, (vi) design, implementation and conduct of clinical trials, (vii) the results of our clinical trials, including the possibility of unfavorable clinical trial results, (viii) the market for, and marketability of, any product that is approved, (ix) the existence or development of vaccines, drugs, or other treatments for infection with the Human Immunodeficiency Virus that are viewed by medical professionals or patients as superior to our products, (x) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xi) general economic and business conditions, (xii) changes in foreign, political, and social conditions, and (xiii) various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements.

We intend that all forward-looking statements made in this press release will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act, to the extent applicable. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this press release. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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